EXHIBIT 99.2

Canopy Monterey Bay, LLC

UNAUDITED FINANCIAL STATEMENTS

For the nine months ended September 30, 2021

(Expressed in U.S. Dollars)

1

Unaudited Financial Statements
Unaudited Balance Sheet as of September 30, 2021	3
Unaudited Statement of Operations for the Nine Months Ended September 30, 2021	4
Unaudited Statement of Changes in Members' Equity for the Nine Months Ended September 30, 2021	5
Unaudited Statement of Cash Flows for the Nine Months Ended September 30, 2021	6
Unaudited Notes to the Financial Statements	7-15

2

Canopy Monterey Bay, LLC
Balance Sheet
(U.S. Dollars)
ASSETS	September 30, 2021
(Unaudited)
Current
Cash	$380,455
Prepaid expenses	42,750
Inventory	474,138
Loan receivable – related party	16,128
Total Current Assets	913,471

Loan receivable – related party	20,000
Operating lease right-of-use asset (Note 10)	144,396
Property and equipment, net (Note 5)	34,304
TOTAL ASSETS	$1,112,171

LIABILITIES
Current
Accounts payable and accrued expenses	$506,825
Notes payable – related parties (Note 6)	106,299
Operating lease liabilities – current portion (Note 10)	92,218
Total Current Liabilities	705,342

Operating lease liabilities – net of current portion (Note 10)	68,866
TOTAL LIABILITIES	774,208

Commitments and Contingencies

MEMBERS’ EQUITY
Members’ capital	22,000
Retained earnings	315,963
TOTAL MEMBERS’ EQUITY	337,963
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$1,112,171

The accompanying notes are an integral part of these financial statements.

3

Canopy Monterey Bay, LLC
Statement of Operations
(U.S. Dollars)

Nine Months Ended September 30, 2021
(Unaudited)
Sales	$7,931,386
Cost of sales	6,150,802
1,780,584

Operating Expenses
Accounting and legal	85,799
Business development	114,232
Depreciation	5,656
Insurance	43,895
Lease expense	123,095
Licenses, utilities, and office administration	151,495
Salaries and wages	792,665
1,316,837
Net Operating Income Before Other Expense	463,747
Other expense
Interest expense	21,057

Net Income Before Income Tax	442,690
Provision for income taxes	(456,581)
Net Loss	$(13,891)

The accompanying notes are an integral part of these financial statements.

4

Canopy Monterey Bay, LLC

Statement of Changes in Members’ Equity
For the Nine Months Ended September 30, 2021
(U.S. Dollar)
(Unaudited)

	Members’ Capital	Retained Earnings	Total
Balance – December 31, 2020	$22,000	$329,854	$351,854
Net loss	-	(13,891)	(13,891)
Balance – September 30, 2021	$22,000	$315,963	$337,963

The accompanying notes are an integral part of these financial statements.

5

Canopy Monterey Bay, LLC
Statement of Cash Flows

Cash Provided By (Used In)	Nine Months Ended September 30, 2021
Operating Activities	(Unaudited)
Net loss	$(13,891)
Items not affecting cash:
Depreciation	5,655
Interest expense on lease liability	5,212
Changes in operating assets and liabilities:
Prepaids	(5,098)
Inventory	224,591
Other assets	(1,128)
Trade payables and accrued liabilities	(147,259)
Cash provided by operating activities	68,082

Investing Activities
Purchase of property and equipment	(3,476)
Cash used in investing activities	(3,476)

Financing Activities
Repayment of notes payable	(225,000)
Cash used in financing activities	(225,000)

Net Change in Cash	(160,394)
Cash– Beginning of Year	540,849
Cash– End of Year	$380,455

Supplemental Disclosures with Respect to Cash Flows (Note 9)

The accompanying notes are an integral part of these financial statements.

6

Canopy Monterey Bay, LLC

Notes to Unaudited Financial Statements
For the period ended September 30, 2021
U.S. Dollars

1. Nature and Continuance of Operations

Canopy Monterey Bay LLC (the “Company”) is a California limited liability company organized on 25 July 2017. The Company owns one retail cannabis dispensary in the limited license jurisdiction of Seaside, California.

2. Recent Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) – Simplifying the Accounting for Income Taxes. ASU 2019-12 removes certain exceptions for investments, intraperiod allocations and interim calculations, and adds guidance to reduce complexity in accounting for income taxes. ASU 2019-12 is effective for annual and interim periods beginning after 15 December 2020. Adopting this ASU did not have a significant impact on the Company’s consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the financial position, statements of operations and cash flows.

3. Significant Accounting Policies

The following is a summary of significant accounting policies used in the preparation of these financial statements.

Basis of presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and are expressed in U.S. dollars. Certain information and note disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. The Company’s fiscal year end is December 31.

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Canopy Monterey Bay, LLC

Notes to Unaudited Financial Statements
For the period ended September 30, 2021
U.S. Dollars

Cash

At September 30, 2021, the Company had $358,758 in its bank accounts and $21,697 cash on hand at is dispensary location. Cash and cash equivalents include all highly liquid investments with original maturities, when purchased, of three months or less.

Revenue recognition

The Company recognizes revenue from product sales when our customers obtain control of our products. As a retail operation, this occurs when the customers pay for the products. Upon transfer of control, the Company has no further performance obligations.

Due to the nature of the Company’s revenue from contracts with customers, the Company does not have material contract assets or liabilities that fall under the scope of ASC 606.

The Company’s revenues accounted for under ASC 606, generally, do not require significant estimates or judgments based on the nature of the Company’s revenue streams. The sales prices are generally fixed and all consideration from contracts is included in the transaction price. The Company’s contracts do not include multiple performance obligations or material variable consideration.

Inventory

Inventory consists of finished goods available for sale at the retail store. The Company values its finished goods at the lower of the actual costs or its current estimated market value less costs to sell. The Company periodically reviews its inventory for obsolete and potentially impaired items. As of September 30, 2021, the Company has no allowance for inventory obsolescence.

Property and equipment

Property and equipment are stated at cost and are amortized over their estimated useful lives on a straight-line basis as follows:

Computer equipment	3 years
Equipment	7 years
Leasehold improvements	shorter of 15 years or the term of the lease

Income taxes

The Company operates as a limited liability company but has elected to be taxed as a C-Corp. Deferred income taxes are reported for timing differences between items of income or expense reported in the consolidated financial statements and those reported for income tax purposes in accordance with ASC 740, “Income Taxes”, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases, and for tax losses and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

The Company evaluates its uncertain tax positions and would recognize a loss contingency when it is probable that a liability has been incurred as of the date of the financial statements and the amount of the loss can be reasonably estimated. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position. The amount that is ultimately sustained for an individual uncertain tax position of for all uncertain tax positions in the aggregate could differ from the amount recognized. Management does not believe that the Company has any uncertain tax provisions.

8

Canopy Monterey Bay, LLC

Notes to Unaudited Financial Statements
For the period ended September 30, 2021
U.S. Dollars

Advertising

Advertising expenses to promote the Company’s services are expensed as incurred. Advertising expenses included in business development expense was $95,267 for the period ended September 30, 2021.

Fair value measurements

The Company accounts for certain assets and liabilities at fair value. The hierarchy below lists three levels of fair value based on the extent to which inputs used in measuring fair value are observable in the market. We categorize each of our fair value measurements in one of these three levels based on the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

•	Level 1 – inputs are based upon unadjusted quoted prices for identical instruments in active markets.

•

Level 2 – inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. the Black-Scholes model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs including interest rate curves, credit spreads, foreign exchange rates, and forward and spot prices for currencies.

•

Level 3 – inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models. Our Level 3 assets and liabilities include investments in other private entities, and goodwill and intangible assets, when they are recorded at fair value due to an impairment charge. Unobservable inputs used in the models are significant to the fair values of the assets and liabilities.

Financial assets and financial liabilities have fair values that approximate their carrying values.

Use of estimates and assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from these estimates.

Lease accounting

Under ASC 842, leases are separated into two classifications: operating leases and financial leases. For a lease to be classified as a finance lease, it must meet one of the five finance lease criteria: (1) transference of title/ownership to the lessee, (2) bargain purchase option, (3) lease term for major part of the remaining economic life of the asset, (4) present value represents substantially all of the fair value of the asset, and (5) asset specialization. Any lease that does not meet these criteria is classified as an operating lease. ASC 842 requires all leases to be recognized on the Company’s balance sheet. Specifically, for operating leases, the Company recognizes a right-of-use asset and a corresponding lease liability upon lease commitment.

9

Canopy Monterey Bay, LLC

Notes to Unaudited Financial Statements
For the period ended September 30, 2021
U.S. Dollars

4. Financial Instruments

The following table represents the Company’s financial instruments as of September 30, 2021:

As of 30 September 2021
Financial assets at fair value
Cash	$380,455

Financial liabilities at amortized cost
Accounts payable and accrued expenses	$613,014

Management of financial risks

The financial risk arising from the Company’s operations include credit risk, liquidity risk and interest rate risk.  These risks arise from the normal course of operations and all transactions undertaken are to support the Company’s ability to continue as a going concern.  The risks associated with these financial instruments and the policies on how to mitigate these risks are set out below.  Management manages and monitors these exposures to ensure appropriate measures are implemented on a timely and effective manner.

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company is not exposed to credit risk related to cash and cash equivalents as it does not hold cash in excess of federally insured limits, with major financial institutions. The Company mitigates this risk by managing and monitoring the underlying business relationship.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company ensures, as far as reasonably possible, that it will have sufficient capital in order to meet short-term business requirements, after taking into account cash flows from operations and the Company’s holdings of cash. The Company had a working capital of $121,940 at September 30, 2021 and positive cash flows from operations for the period then ended. The Company mitigates this risk by management and monitoring operating cash flows.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to interest rate risk as it does not hold financial instruments that will fluctuate in value due to changes in interest rates.

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Canopy Monterey Bay, LLC

Notes to Unaudited Financial Statements
For the period ended September 30, 2021
U.S. Dollars

5. Property and Equipment

	Leasehold Improvement	Vehicles	Furniture and Equipment	Total
Cost:
Balance, 1 January, 2021	$16,140	$20,200	$9,192	$45,532
Additions	2,683	-	793	3,476
Balance, 30 September 2021	$18,823	$20,200	$9,985	$49,008

Accumulated Depreciation:
Balance, 1 January, 2021	$2,483	$4,292	$2,274	$9,049
Depreciation	2,016	2,569	1,070	5,655
Balance, 30 September 2021	$4,499	$6,681	$3,344	$14,704

Net Book Value:
At 30 September 2021	$14,324	$13,339	$6,641	$34,304

The Company recorded depreciation expense of $5,655 for the nine-month period ended September 30, 2021.

6. Related Party Transactions

Notes Payable

The notes payable at September 30, 2021 in the amount of $106,299 were provided by two member-owners of the Company in June 2018 and were unsecured, accrued interest at 10%, and were due on January 1, 2025. The Notes were used to help secure working capital needs of the Company. The Company incurred interest expense of $21,057 for the nine months ended September 30, 2021. As of September 30, 2021, the Company had accrued interest of $111,184 classified within accrued expenses.

Notes Receivable

In October 2020, the Company entered into a promissory note with a Company that is majority owned by the owners of the Company for working capital needs and to purchase product. The Company entered into a $61,000 promissory note but only lent $20,000 to the related party borrower during the year ended December 31, 2020. During the period ended September 30, 2021, the Company lent another $16,128 to the related party borrower. The promissory note has a 10% interest rate and is due by April 31, 2022. The loan is collateralized by the product purchased with the loan.

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Canopy Monterey Bay, LLC

Notes to Unaudited Financial Statements
For the period ended September 30, 2021
U.S. Dollars

7. Members’ Capital

The Company has authorized one class of unit for its members.

8. Segmented Information and Major Customers

All of the Company’s revenue generating activities and capital assets relate to this segment and are located in California, USA. During the period ended September 30, 2021, the Company had no major customer over 10% of its revenues.

9. Supplemental Disclosures with Respect to Cash Flows

The Company paid $701,406 in federal and state taxes and $25,000 in interest during the period ended September 30, 2022.

10. Operating Leases

On July 1, 2018 Company entered into a three-year lease agreement for the property located at 1900 Fremont Blvd, Seaside, CA, containing approximately 5,000 square feet. Current monthly rent is $7,416. On 1 July 2021, the Company entered into an amendment and entered into a three-and-a-half-year lease that includes three options to extend the lease agreement for five years each with 3% annual base rent increases. The Company also pays variable rent based on exceeding $4.0 million on annual sales which results in an additional $20,000 in rent. If annual sales exceed $5.0 million, then an additional $20,000 is owed by the Company. On 1 December 2021, the Company entered into a second amendment amending the variable rent to be an extra $15,000 in rent if monthly sales exceeded $1 million.

The present value of future lease payments using a discount rate of 12% per annum.

During the period ended September 30, 2021, the Company recorded lease expense of $123,095 of which $5,212 related to the accretion of lease liabilities and the decrease of right-of-use assets. The Company made payments of $107,411 for lease payments to its landlord for the year.

Supplemental cash flow information related to leases was as follows:

Right-of-use assets obtaining in exchange for lease obligations:
Operating leases	$-

Weighted-average remaining lease term – operating leases	1.75 years
Weighted-average discount rate – operating leases	12%

The discount rate of 12% was determined by the Company as the rate of interest that the Company would have to pay to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

Maturities of lease liabilities were as follows:

Period ending 30 September	Operating Leases
2021	$16,659
2022	108,000
2023	54,000
Total lease payments	$178,659
Less imputed interest	(17,575)
Total	$161,084
Less current portion	(92,218)
Long term portion	$68,866

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Canopy Monterey Bay, LLC

Notes to Unaudited Financial Statements
For the period ended September 30, 2021
U.S. Dollars

11. Commitments and Contingencies

The Company is not currently subject to any material legal proceedings.

12. Subsequent Events

On November 30, 2021, Body and Mind, Inc, (‘the Company”) through its 100% owned subsidiary DEP Nevada Inc. (“DEP”) entered into two definitive agreements with Canopy Monterey Bay, LLC (“Canopy”) and the membership interest owners (the “Sellers”) of Canopy to acquire an aggregate of 100% of Canopy, which owns a retail dispensary in the limited license jurisdiction of Seaside, California.

The first purchase agreement (“PA #1”) between DEP and Canopy and all of the Sellers provides for the assignment of 80% of the membership interests of Canopy to DEP in exchange for a purchase price of $4,800,000 comprised of $2,500,000 in cash (the “Cash Purchase Price”) and a secured promissory note in the amount of $2,300,000 bearing interest at a rate of 10% per annum compounded annually and having a maturity date of five years from the effective date of PA #1. Interest is payable for the first 6 months with the principal and accrued interest due at maturity. There are no prepayment penalties. The Cash Purchase Price is to be paid into escrow pursuant to an escrow agreement between the parties to PA #1 and Secured Trust Escrow, which Cash Purchase Price is to be released to the Sellers upon the receipt of city and state approval and completion of the audited annual financial statements and unaudited interim reviewed financial statements (collectively, the “Financial Statements”) of Canopy, or returned to DEP in the event of the denial of city or state approval or failure to complete the Financial Statements and the agreement is terminated, in which case the 80% membership interests will be transferred back to the Sellers and the promissory note will automatically be terminated. As of the date hereof, the city and state approvals have been received and the formal closing of the purchase of the 80% of the membership interests in Canopy closed in June 2022.

The second purchase agreement (“PA #2”) between DEP and the one continuing Seller provides for the assignment of the remaining 20% of the membership interests of Canopy to DEP following the receipt of the city and state approval and completion of the Financial Statements under PA #1 in exchange for $1,000,000 to be paid in either shares of common stock of the Company (the “Consideration Shares”) or in cash at DEP’s sole option if such payment takes place within six (6) months following the execution of PA #1. If DEP elects to pay the purchase price in Consideration Shares, the amount of Consideration Shares shall be determined based on the 10-day volume weighted average price (“VWAP”) ending on 30 November 2021, which is US$0.3665 per share for a total of 2,728,156 shares (issued). In the event that six (6) months following the execution of PA #1, the value of the Consideration Shares have decreased such that total value of the Consideration Shares is less than ninety percent (90%) of its value, DEP agrees to cause the Company to issue an additional $100,000 worth of shares of common stock of the Company (the “Additional Shares”) to be issued to the one continuing Seller based on the ten day VWAP calculated as of six (6) months following the closing of PA #1. PA #2 contains a working capital adjustment provision, which provides that if there is a working capital deficiency as of the closing date of PA #1, then the purchase price under PA #2 shall be reduced by the amount of the deficiency, and if there is a working capital surplus as of the closing date of PA #1, then the purchase price under PA #2 shall be increased by the amount of the surplus.

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Canopy Monterey Bay, LLC

Notes to Unaudited Financial Statements
For the period ended September 30, 2021
U.S. Dollars

On or around December 1, 2021, 80% of the membership interests of Canopy were transferred to DEP for purposes of applying for city and state approvals of the change in ownership of Canopy, however, the purchase price consideration of (i) $2.5 million in cash, and (ii) a promissory note in the amount of $2.3 million to be paid by DEP, were placed in escrow and not to be released to the sellers of the 80% membership interests in Canopy until the city and state approvals have been received and the audited annual financial statements and unaudited reviewed interim financial statements (collectively, the “Financial Statements”) of Canopy are completed. If the city or state approvals are not received, or the Financial Statements of Canopy are not completed, then the Buyer may terminate the membership interest purchase agreement requiring the membership interests in Canopy to be transferred back to the sellers and the escrow agent to deliver back to DEP the cash consideration and the promissory note shall automatically be terminated. As of the date hereof, the city and state approvals have been received and the formal closing of the purchase of the 80% membership interests in Canopy closed in June 2022.

On 17 June 2022, the Company, through its wholly owned subsidiary, DEP Nevada, Inc., entered into the first amendment to PA #1 and PA #2 (the “First Amendment”) whereby the cash purchase price under PA #1 will be reduced from US$2.5 million to US$1.25 million and the Company will issue US$1.25 million shares of common stock of the Company to the Sellers based on the 10 day volume weighted average price (“VWAP”) for the ten (10) consecutive trading days prior to the effective date of the First Amendment (the “Effective Date”) and subject to compliance with the policies of the Canadian Securities Exchange (the “CSE”) which equates to 9,328,358 shares of common stock. The Company will also issue additional shares to Cary Stiebel equal to the difference between the amount of the shares of common stock of the Company that were issued by the Company to Mr. Stiebel on December 3, 2021 (the “PA #2 Shares”) and the amount of shares that Mr. Stiebel would have received had the VWAP for the PA #2 Shares been calculated as of the Effective Date (the “Additional PA #2 Shares”), which equates to 4,734,530 shares of common stock. Additionally, on the date that is eighteen (18) months (548 days) following the Effective Date of this First Amendment (the “Additional Share Issuance Date”) the Company will issue $100,000 worth of shares to the Sellers based on the ten (10) day VWAP and subject to compliance with the policies of the CSE, calculated as of the Additional Share Issuance Date. This $100,000 was recorded as consulting fees for the year ended 31 July 2022. Furthermore, DEP shall cause the Company to issue to Mr. Stiebel $300,000 worth of shares of common stock of the Company within three (3) days following the Effective Date of this First Amendment, and subject to compliance with the policies of the CSE (the “Additional True up Shares”) which equates to 2,238,806 shares of common stock. Prior to the conclusion of the calculation of the actual working capital in accordance with PA #1 and PA #2, Sellers shall complete, execute and deliver to DEP Schedule D to the First Amendment, which shall set forth the amount of Additional True-up Shares each Seller is entitled to (as applicable) and such Additional True-up Shares shall be retitled in accordance with Schedule D to the First Amendment. In the event Schedule D to the First Amendment is not completed, executed and delivered to DEP prior to the conclusion of the calculation of the actual working capital, DEP shall have no obligation to retitle the shares and all Sellers hereby waive any claims against DEP and the Company in connection with such issuance made in accordance with Section 2(b)(v) of the First Amendment. Upon conclusion of the calculation of the actual working capital in accordance with PA #1 and PA #2, the parties agree as follows:

(a) If the actual working capital is less than the target working capital of $nil, the Purchase Price (as defined in PA #2) shall be reduced by an amount equal to the difference between the target working capital and the actual working capital and all of the Additional True-up Shares shall be forfeited and retuned to Company for cancellation;

(b) If the actual working capital is greater than the target working capital of $nil and the Additional True-up Shares are sufficient to cover the difference between the actual working capital and the target working capital (the “DEP Deficit”), the parties agree that all or a portion of the Additional True-up Shares (valued at the ten (10) day VWAP calculated as of the Effective Date of the First Amendment and subject to compliance with the policies of the CSE) shall be issued to Sellers to satisfy the DEP Deficit owed by DEP to the Sellers in accordance with Section 2.02(b) of PA #2;

(c) If the actual working capital is greater than the target working capital and the Additional True-up Shares are insufficient to cover the DEP Deficit, all of the Additional True-up Shares shall be issued to Sellers and the parties agree that any additional amounts owed to the Sellers shall be paid by DEP to the Sellers via additional shares of common stock of the Company.

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Canopy Monterey Bay, LLC

Notes to Unaudited Financial Statements
For the period ended September 30, 2021
U.S. Dollars

In addition to the terms of the First Amendment, the parties have agreed that the release of any Additional True-up Shares hereunder shall be subject to the Sellers providing written direction to DEP for the release of the Additional True-up Shares payable under the First Amendment.

On December 7, 2022, pursuant to the previously announced (i) membership interest purchase agreement (“MIPA #1”), dated November 30, 2021, as amended on June 17, 2022, entered into between the Company’s wholly-owned subsidiary, DEP Nevada, Inc. (“DEP”), Canopy Monterey Bay, LLC (“Canopy”) and the membership interest owners of Canopy, Carey Stiebel (the “Continuing Owner”), Jana Stiebel, Jayme Rivard, Adrian Dermicek and Laurie Johnson (collectively, the “Sellers”) to purchase eighty percent (80%) of the issued and outstanding membership interests of Canopy, and (ii) membership interest purchase agreement (“MIPA #2”), dated November 30, 2021, as amended on June 17, 2022, entered into between DEP and the Continuing Owner to purchase the remaining twenty percent (20%) of the issued and outstanding membership interests of Canopy, the Company through DEP completed the acquisition of all of the membership interests of Canopy from the Sellers and closed MIPA #1, as amended, and MIPA #2, as amended.

Pursuant to the closing of MIPA #1, as amended, and MIPA #2, as amended, the Company issued an aggregate of 16,301,694 shares of common stock to the Sellers in accordance with their instructions at a deemed price of US$0.1340 per share. 2,238,806 of the 16,301,694 shares are being held in escrow ending the results of a working capital adjustment in accordance with MIPA #1 and MIPA #2 and 4,734,530 of the 16,301,694 is a settlement resulting in a loss of $0.5 million, which is not part of the consideration.

As consideration for DEP’s purchase of the Purchased Interests, DEP will pay to Sellers a total purchase price of $5,839,544 comprising of: (i) 1,2500,000 to be paid in cash (the “Cash Purchase Price”); (ii) $2,300,000 to be paid via a secured promissory note (“Note Purchase Price”) and (iii) contingent consideration of $100,000.

Seller Consulting Services Engagement

As part of the acquisition agreements PA#1 and PA#2 on November 29, 2021, a Letter of Intent (LOI) was executed to engage the Sellers, Jayme Rivard and Cary Stiebel, as business consultants at a rate of $5,000 per month each, for 12 months beginning December 1, 2021.

Subsequently, this LOI was amended on June 2, 2022 to extend the agreement until December 31, 2024 and for Body and Mind to issue 100,000 stock options to purchase 100,000 shares of Body and Mind 's common stock to Consultant, Mr. Stiebel, and 100,000 stock options to purchase 100,000 shares of Body and Mind 's common stock to Consultant, Jayme Rivard (collectively, the "Stock Options"). The exercise price for the Stock Options shall not be lower than the greater of the closing market price of Body and Mind 's shares on (a) the trading day prior to the date of grant of the Stock Options, and (b) the date of grant of the Stock Options and will have an expiry date of five years from the date of grant. Any delays by any of the Sellers (as defined in MIP A # 1) in providing requested materials, escrow instructions or otherwise failing to cooperate with Buyer will extend the Closing Deadline by an amount corresponding to the length of delay caused by Sellers.

Further, this LOI was amended again on August 5, 2022 to defer all consulting payments for consulting services from after August 1, 2022 until to August 1, 2023, in lieu of potential unknown working capital liabilities.

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